As filed with the Securities and Exchange Commission on June 3, 2008
Registration No. 333-142044
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Hartford Financial Services Group, Inc. (Exact name of registrant as specified in its charter)	Hartford Capital IV Hartford Capital V Hartford Capital VI (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) 13-3317783 (I.R.S. Employer Identification Number)	Delaware
(State or other jurisdiction of incorporation or organization of each registrant)
(Hartford Capital IV)
06-6431736
(Hartford Capital V)
33-6318394
(Hartford Capital VI)
82-6097264
(I.R.S. Employer Identification Numbers)

One Hartford Plaza	c/o The Hartford Financial Services Group, Inc.
Hartford, Connecticut 06155 (860) 547-5000 (Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)	One Hartford Plaza Hartford, Connecticut 06155 (860) 547-5000 (Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Please address a copy of all communications to:

Alan J. Kreczko
Executive Vice President and General Counsel
The Hartford Financial Services Group, Inc.
One Hartford Plaza
Hartford, Connecticut 06155
(860) 547-5000
(Name, address, including zip code, and telephone number,
including area code, of agent for service of each registrant)	Alan H. Paley Matthew E. Kaplan Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000

Approximate date of commencement of the proposed sale to the public:  From time to time after this Registration Statement becomes effective, as determined by market and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a similar reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Amount to be
registered/Proposed maximum
Title of class of	offering price per unit/Proposed
securities to be registered	maximum aggregate offering price/Amount of registration fee(1)
Junior Subordinated Debt Securities of The Hartford Financial Services Group, Inc.

(continued on next page)

(continued from previous page)

(1)	An unspecified aggregate initial offering price and number or amount of junior subordinated debt securities is being registered. The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”) to defer payment of the registration fee. On August 19, 2003, The Hartford Financial Services Group, Inc., Hartford Capital IV, Hartford Capital V and Hartford Capital VI (the “Registrants”) paid a filing fee of $72,805 in connection with unsold securities registered under the Registrants’ Registration Statement on Form S-3 (No. 333-108067). Filing fees of $39,276 have been offset against such amount in connection with offerings under this Registration Statement. Accordingly, $33,529 remains available to offset deferred fees payable in connection with an offering of the junior subordinated debt securities.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-142044) is being filed by The Hartford Financial Services Group, Inc. (“The Hartford”), Hartford Capital IV, Hartford Capital V and Hartford Capital VI for the purpose of (i) registering an additional class of securities pursuant to Rule 413(b) under Securities Act and filing a base prospectus relating to such class of securities of The Hartford and (ii) filing additional exhibits to the Registration Statement. No changes or additions are being made hereby to the existing base prospectus that already forms a part of the Registration Statement. Accordingly, such existing base prospectus is being omitted from this filing. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission (the “Commission”).

PROSPECTUS

The Hartford Financial
Services Group, Inc.

Junior Subordinated Debt Securities

By this prospectus, we may offer from time to time the junior subordinated debt securities described in this prospectus.

Specific terms of junior subordinated debt securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

Unless stated otherwise in a prospectus supplement, the junior subordinated debt securities will not be listed on any securities exchange.

We may offer and sell the junior subordinated debt securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any other securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in the junior subordinated debt securities involves significant risks. See the risk factors relating to the offering of the junior subordinated debt securities set forth in the accompanying prospectus supplement, and the risk factors set forth under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2007 and our quarterly report on Form 10-Q for the quarterly period ended March 31, 2008, which are incorporated by reference herein.

The date of this prospectus is June 3, 2008

Page

ABOUT THIS PROSPECTUS	i
DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES	1
LEGAL OPINIONS	9
EXPERTS	9
WHERE YOU CAN FIND MORE INFORMATION	9
INCORPORATION BY REFERENCE	10
EX-4.33: FORM OF JUNIOR SUBORDINATED INDENTURE
EX-5.05: OPINION OF DEBEVOISE & PLIMPTON LLP
EX-12.01: STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
EX-15.01: DELOITTE & TOUCHE LLP LETTER OF AWARENESS
EX-23.04: CONSENT OF DELOITTE & TOUCHE LLP
EX-24.02: POWER OF ATTORNEY
EX-24.03: POWER OF ATTORNEY
EX-25.10: STATEMENT OF ELIGIBILITY

ABOUT THIS PROSPECTUS

No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by The Hartford Financial Services Group, Inc., or any underwriter. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of The Hartford Financial Services Group, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the “trusts” are to Hartford Capital IV, Hartford Capital V and Hartford Capital VI, collectively, and, references to a “trust” are to Hartford Capital IV, Hartford Capital V or Hartford Capital VI, individually. Unless otherwise indicated, or the context otherwise requires, references in this prospectus to “The Hartford,” “we,” “us” and “our” or similar terms are to The Hartford Financial Services Group, Inc. and its subsidiaries.

i

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

We will issue the junior subordinated debt securities in one or more series under a junior subordinated indenture to be entered into between us and The Bank of New York Trust Company, N.A., as trustee.

The following description of the terms of the junior subordinated debt securities is a summary. It summarizes only those terms of the junior subordinated debt securities which we believe will be most important to your decision to invest in our junior subordinated debt securities. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debt securities. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debt securities. The junior subordinated indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the junior subordinated indenture.

Ranking of the Junior Subordinated Debt Securities

Each series of junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, and will be unsecured and subordinate and junior to all of our senior indebtedness as set forth in the applicable prospectus supplement.

As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled.

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated indenture or any other indenture that we may have entered into or enter into in the future. See “— Subordination” and the prospectus supplement relating to any offering of securities.

Terms of the Junior Subordinated Debt Securities

We may issue the junior subordinated debt securities in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debt securities. These may include:

•	the title and any limit upon the aggregate principal amount,

•	the date(s) on which the principal is payable or the method of determining those date(s),

•	the interest rate(s) or the method of determining these interest rate(s),

•	the date(s) on which interest will be payable or the method of determining these date(s),

•	the circumstances in which interest may be deferred, if any,

•	the regular record date or the method of determining this date,

•	the place or places where we may pay principal, premium, if any, and interest,

•	the redemption or early payment provisions,

•	the authorized denominations,

•	the currency, currencies or currency units in which we may pay the purchase price for, the principal of, premium, if any, and interest on the junior subordinated debt securities,

•	additions to or changes in the events of default or any changes in any of our covenants specified in the junior subordinated indenture,

•	any index or indices used to determine the amount of payments of principal and premium, if any, or the method of determining these amounts,

•	whether a temporary global security will be issued and the terms upon which you may exchange a temporary global security for definitive junior subordinated debt securities,

•	whether we will issue the junior subordinated debt securities, in whole or in part, in the form of one or more global securities,

•	the terms and conditions of any obligation or right we would have to convert or exchange the junior subordinated debt securities into securities or other property, and

•	additional terms not inconsistent with the provisions of the junior subordinated indenture.

We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debt securities, issue additional junior subordinated debt securities having the same terms and conditions as junior subordinated debt securities previously issued under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debt securities and the junior subordinated debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debt securities shall include, unless the context otherwise requires, any further junior subordinated debt securities issued as described in this paragraph.

Special Payment Terms of the Junior Subordinated Debt Securities

We may issue junior subordinated debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe the material United States federal income tax consequences and special considerations relating to any junior subordinated debt securities in the applicable prospectus supplement.

The purchase price of any of the junior subordinated debt securities may be payable in one or more foreign currencies or currency units. The junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debt securities and the foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debt securities, we will also describe the material United States federal income tax consequences and special accounting and other considerations relating to the junior subordinated debt securities in the applicable prospectus supplement.

Denominations, Registration and Transfer

Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debt securities only in registered form without coupons in denominations of $5,000 and any integral multiple of $1,000. Junior subordinated debt securities of any series will be exchangeable for other junior subordinated debt securities of the same issue and series, of any authorized denomination of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

You may present junior subordinated debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you may be obligated to pay any taxes and other governmental charges as described in the junior subordinated indenture. We will appoint the indenture trustee as securities registrar under the junior subordinated indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

If we redeem any junior subordinated debt securities, neither we nor the indenture trustee will be required to:

•	issue, register the transfer of, or exchange junior subordinated debt securities during a period beginning at the opening of business 15 calendar days before the day of selection for redemption of the junior subordinated debt securities and ending at the close of business on the day of mailing of the relevant notice of redemption, or

•	register, transfer or exchange any junior subordinated debt securities selected for redemption, except for any portion not redeemed of any junior subordinated debt security that is being redeemed in part.

Global Junior Subordinated Debt Securities

We may issue a series of junior subordinated debt securities in the form of one or more global junior subordinated debt securities. We will identify the depositary holding the global junior subordinated debt securities in the applicable prospectus supplement. We will issue global junior subordinated debt securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for an individual junior subordinated debt security, a global junior subordinated debt security may not be transferred except as a whole:

•	by the depositary to its nominee,

•	by a nominee of the depositary to the depositary or another nominee, or

•	by the depositary or any nominee to a successor depositary, or any nominee of the successor.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Junior Subordinated Debt Security

If we issue a global junior subordinated debt security, the depositary for the global junior subordinated debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debt securities represented by the global junior subordinated debt security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debt securities, or by us if the junior subordinated debt securities are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debt security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debt security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debt security.

So long as the depositary or its nominee is the registered owner of the global junior subordinated debt security, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt security for all purposes under the junior subordinated indenture. Except as provided below, you:

•	will not be entitled to have any of the individual junior subordinated debt securities represented by the global junior subordinated debt security registered in your name,

•	will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form, and

•	will not be considered the owner or holder of the junior subordinated debt security under the junior subordinated indenture.

Payments of Principal, Premium and Interest

We will make principal, premium and interest payments on global junior subordinated debt securities to the depositary that is the registered holder of the global junior subordinated debt security or its nominee. The depositary for the junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of principal, premium or interest payments, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Junior Subordinated Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security. In addition, we may at any time and in our sole discretion, subject to the procedures of the depositary and to any limitations described in the prospectus supplement relating to the junior subordinated debt securities, determine not to have any junior subordinated debt securities represented by one or more global junior subordinated debt securities. If that occurs, we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security.

Further, we may specify that you may, on terms acceptable to us, the indenture trustee and the depositary for the global junior subordinated debt security, receive individual junior subordinated debt securities in exchange for your beneficial interest in a global junior subordinated debt security, subject to any limitations described in the prospectus supplement relating to the junior subordinated debt securities. In that instance, you will be entitled to physical delivery of individual junior subordinated debt securities equal in principal amount to that beneficial interest and to have the junior subordinated debt securities registered in your name. Unless we otherwise specify, those individual junior subordinated debt securities will be issued in denominations of $5,000 and integral multiples of $1,000.

Payment and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debt securities at the office of the indenture trustee in the City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debt securities to the registered owner of the junior subordinated debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debt securities.

Any moneys deposited with the indenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

Unless we state otherwise in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Unless otherwise specified in the applicable prospectus supplement, we may, at our option, redeem any series of junior subordinated debt securities after its issuance date in whole or in part at any time and from time to time. Unless otherwise specified in the applicable prospectus supplement, we may redeem junior subordinated debt securities in denominations larger than $5,000 and in integral multiples of $1,000 thereafter. The redemption price for any junior subordinated debt security redeemed will be set forth in the applicable prospectus supplement.

Notice of Redemption

Unless otherwise specified in the applicable prospectus supplement, we will mail notice of any redemption of your junior subordinated debt securities at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Option to Defer Payment of Interest

If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debt securities to defer the payment of interest for a specified number of interest payment periods, subject to the terms, conditions and covenants specified in the prospectus supplement. However, we may not defer these interest payments beyond the final maturity of the junior subordinated debt securities. We will describe the United States federal income tax consequences and special considerations relating to any junior subordinated debt securities in the applicable prospectus supplement.

If we exercise this right, during the deferral period we and our subsidiaries may not, except as otherwise stated in the applicable prospectus supplement:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

•	make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the junior subordinated debentures or make any related guarantee payments, other than:

•	dividends or distributions in our common stock,

•	redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

•	payments under any guarantee.

Modification of Indenture

We and the indenture trustee may, without the consent of the holders of junior subordinated debt securities, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may adversely affect in any material respect the interests of holders of any series of junior subordinated debt securities. We may also amend the junior subordinated indenture to maintain the qualification of the junior subordinated indenture under the Trust Indenture Act.

We and the indenture trustee may, with the consent of the holders of not less than a majority in principal amount of the series of junior subordinated debt securities affected, modify the junior subordinated indenture in a manner affecting the rights of the holders of junior subordinated debt securities. However, no modification may, without the consent of the holder of each outstanding junior subordinated debt security affected:

•	change the stated maturity of the junior subordinated debt securities,

•	reduce the principal amount of the junior subordinated debt securities,

•	reduce the rate or, except as permitted by the junior subordinated indenture and the terms of the series of junior subordinated debt securities, extend the time of payment of interest on the junior subordinated debt securities,

•	modify the subordination provisions of the junior subordinated indenture with respect to the subordination of a series of junior subordinated debt securities in any manner materially adverse to the holders of such series, or

•	reduce the percentage of principal amount of the junior subordinated debt securities, the holders of which are required to consent to the modification of the junior subordinated indenture.

In addition, we and the indenture trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

Debenture Events of Default

Under the terms of the junior subordinated indenture, each of the following constitutes an event of default for a series of junior subordinated debt securities:

•	failure for 30 days to pay any interest on the series of junior subordinated debt securities when due, subject to the deferral of any due date in the case of a deferral period,

•	failure to pay any principal or premium, if any, on the series of junior subordinated debt securities when due, including at maturity,

•	our bankruptcy, insolvency or reorganization, or

•	any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

Effect of Event of Default

The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series of junior subordinated debt securities may declare the principal and accrued but unpaid interest due and payable immediately upon an event of default (other than an event of default relating to our bankruptcy, insolvency or reorganization). If an event of default relating to our bankruptcy, insolvency or reorganization occurs, the principal amount of all junior subordinated debt securities of the series shall automatically become due and payable.

Waiver of Event of Default

The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debt securities may rescind and annul the declaration and its consequences if:

•	the event of default is other than our non-payment of the principal of the junior subordinated debt securities which has become due solely by such acceleration and all other events of default have been cured or waived, and

•	we have paid or deposited with the indenture trustee a sum sufficient to pay:

-	all overdue installments of interest (including interest on overdue installments of interest) and principal (and premium, if any) due other than by acceleration, and

-	certain amounts owing to the indenture trustee, its agents and counsel.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities affected by the default may, on behalf of the holders of all the junior subordinated debt securities, waive any past default and its consequences, except a default (1) in the payment of principal (or premium, if any) or interest or (2) in respect of a covenant or provision which under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security affected.

We will be required under the junior subordinated indenture to file annually with the junior subordinated indenture trustee a certificate of compliance.

Consolidation, Merger, Sale of Assets and Other Transactions

We will not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless the Company is the surviving person or:

•	if we consolidate with or merge into another person or convey or transfer our properties and assets substantially as an entirety to any person, the successor person shall be a corporation, partnership, trust or limited liability company organized and validly existing under the laws of the United States or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the junior subordinated debt securities,

•	immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

•	other conditions described in the junior subordinated indenture are met.

The general provisions of the junior subordinated indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

Satisfaction and Discharge

The junior subordinated indenture provides that when, among other things, all junior subordinated debt securities not previously delivered to the indenture trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for the giving of notice of redemption by the indenture trustee in the name, and at our expense, and we deposit or cause to be deposited with the indenture trustee, in trust, (a) money; (b) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (c) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities not previously delivered to the indenture trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity or redemption date, as the case may be, then the junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described in the junior subordinated indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the junior subordinated debt securities at any time, and we may also be released from our obligations described above under “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•	we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series ; provided that the trustee shall have the right (but not the obligation) to require us to deliver to the trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the trustee, as to the sufficiency of such deposits,

•	we deliver to the trustee an opinion of counsel to the effect that:

-	the holders of the junior subordinated debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

-	the deposit, defeasance and discharge or the deposit and covenant defeasance will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would the case if such deposit, defeasance and discharge or deposit and covenant defeasance were not to occur, in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the applicable indenture, that result would not occur under current tax law,

•	no event which is, or after notice or lapse of time or both would become, an event of default under the indenture has occurred and is continuing,

•	such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

•	such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder,

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

•	other conditions specified in the indentures are met.

Conversion or Exchange

We may issue junior subordinated debt securities that we may convert or exchange into other securities, property or assets. If so, we will describe the specific terms on which junior subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the securities, property or assets you would receive would be issued or delivered.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Indenture Trustee

The indenture trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the indenture trustee will not be required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. The indenture trustee will not be required to expend or risk its own funds or incur personal financial liability in performing its duties if the indenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

LEGAL OPINIONS

Unless we state otherwise in the applicable prospectus supplement the validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from The Hartford Financial Services Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007 and the effectiveness of The Hartford Financial Services Group, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in its method of accounting and reporting for defined benefit pension and other postretirement plans in 2006), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2008 and 2007 which is incorporated in this prospectus by reference, Deloitte & Touche LLP have applied limited procedures in accordance with the Standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules of the SEC allow us to omit from this prospectus some of the information included in the registration statement. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above and may also be inspected at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2008;

•	our Current Report on Form 8-K dated and filed on January 17, 2008, our Current Report on Form 8-K dated and filed on February 27, 2008, the information set forth under Item 5.02 in our Current Report on Form 8-K dated February 21, 2008 and filed on February 27, 2008; our Current Report on Form 8-K dated February 28, 2008 and filed on March 5, 2008; our Current Report on Form 8-K dated March 24, 2008 and filed on March 28, 2008; and our Current Report on Form 8-K dated May 7, 2008 and filed on May 12, 2008; and

•	all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the junior subordinated debt securities (other than information in the documents that is deemed not to be filed and that is not specifically incorporated by reference in this prospectus).

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, Connecticut 06155, Attention: Investor Relations (telephone (860) 547-5000).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth those expenses to be incurred by The Hartford in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission filing fee	$0	*
Fees and expenses of Trustee	$20,000
Printing and engraving expenses	$25,000
Accountant’s fees and expenses	$150,000
Legal fees and expenses	$350,000
Miscellaneous expenses	$65,000

Total	$610,000

*	The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee. $72,805 has already been paid by the registrants with respect to securities that were previously registered under the registration statement of the registrants on Form S-3 filed on August 19, 2003 (No. 333-108067) and were not sold thereunder or under the registration statement of the registrants on Form S-3 filed on April 11, 2007 (No. 333-142044). Filing fees of $39,276 have been offset against such amount in connection with offerings under this Registration Statement. Accordingly, pursuant to Rule 457(p) under the Securities Act, $33,529 of unused filing fees may be applied to the filing fees payable in connection with an offering of the junior subordinated debt securities registered hereby.

Item 15.	Indemnification of Directors and Officers

The Hartford Financial Services Group, Inc.

Section 145 of the Delaware General Corporation Law, as amended, provides in regards to indemnification of directors and officers as follows:

145.  Indemnification of Officers, Directors, Employees and Agents; Insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article 4 of The Hartford Financial Services Group, Inc.’s Amended and Restated By-Laws provides in regard to indemnification of directors and officers as follows:

4.1 Right to Indemnification and Effect of Amendment.  (a) Right to Indemnification. The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who is or was a Director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Any such former or present Director or officer of the Corporation finally determined to be entitled to indemnification as provided in this Article 4 is hereinafter called an “Indemnitee.” Until such final determination is made, such former or present Director or officer shall be a “Potential Indemnitee” for purposes of this Article 4. Notwithstanding the foregoing provisions of this Section 4.1(a), the Corporation shall not indemnify an Indemnitee with respect to any Proceeding commenced by such Indemnitee unless the commencement of such Proceeding by such Indemnitee has been approved by a majority vote of the Disinterested Directors (as defined in Section 4.5(d); provided, however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Indemnitee after a Change in Control (as defined in Section 4.5(d)) has occurred.

(b) Effect of Amendments.  The right to indemnification conferred in this Article 4 shall be a contract right. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article 4 (including, without limitation, this Section 4.1(b)) shall adversely affect the rights of any Director or officer under this Article 4 with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, without the written consent of such Director or officer.

4.2 Insurance, Contracts and Funding.  The Corporation may purchase and maintain insurance to protect itself and any Director, officer, employee or agent of the Corporation against any expenses, judgments, fines and amounts paid in settlement as specified in Section 4.1(a) or Section 4.6 of this Article 4 or incurred by any Director, officer, employee or agent of the Corporation in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any Director, officer, employee or agent of the Corporation or any director, officer, employee, fiduciary or agent of any Covered Entity in furtherance of the provisions of this Article 4 and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article 4.

4.3 Indemnification; Not Exclusive Right.  The right of indemnification provided in this Article 4 shall not be exclusive of any other rights to which any Indemnitee or Potential Indemnitee may otherwise be entitled, and the provisions of this Article 4 shall inure to the benefit of the heirs and legal representatives of any Indemnitee or Potential Indemnitee under this Article 4 and shall be applicable to Proceedings commenced or continuing after the adoption of this Article 4, whether arising from acts or omissions occurring before or after such adoption.

4.4 Advancement of Expenses.  Each Potential Indemnitee shall be entitled to receive from time to time advance payment of any expenses as and when actually and reasonably incurred by such Potential Indemnitee in connection with such Proceeding prior to a determination of such Potential Indemnitee’s entitlement to indemnification pursuant to Section 4.5(a). Each Potential Indemnitee may from time to time submit one or more statements to the Corporation requesting such advance payment, whether prior to or after final disposition of such Proceeding, reasonably evidencing the expenses incurred by such Potential Indemnitee and accompanied by an undertaking by or on behalf of such Potential Indemnitee to repay the amounts advanced if ultimately it should be determined that such Potential Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article 4. Notwithstanding the foregoing provisions of this Section 4.4, the Corporation shall not advance expenses to a Potential Indemnitee with respect to any Proceeding commenced by such Potential Indemnitee unless the commencement of such Proceeding by such Potential Indemnitee has been approved by a majority vote of the Disinterested Directors; provided, however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Potential Indemnitee after a Change in Control has occurred.

4.5 Indemnification Procedures; Presumptions and Effect of Certain Proceedings; Remedies.  In furtherance, but not in limitation, of the foregoing provisions of this Artic1e 4, the following procedures, presumptions and remedies shall apply with respect to the right to indemnification under this Article 4:

(a) Procedures for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Article 4, a Potential Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Potential Indemnitee and reasonably necessary to determine whether and to what extent the Potential Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Potential Indemnitee’s entitlement to indemnification shall be made not later than 60 days after the later of (A) the receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and (B) the receipt by the Corporation of written notice of final disposition of the Proceeding for which indemnification is sought. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(ii) The Potential Indemnitee’s entitlement to indemnification under this Article 4 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors whether or not they constitute a quorum of the Board; (B) by a committee of the Disinterested Directors designated by a majority vote of the Disinterested Directors, whether or not they constitute a quorum of the Board; (C) by a written opinion of Independent Counsel as defined in Section 4.5(d)) if (x) a Change in Control shall have occurred and the Potential Indemnitee so requests or (y) there are no Disinterested Directors or a majority of such Disinterested Directors so directs; (D) by the stockholders of the Corporation; or (E) as provided in Section 4.5(b) of this Article 4.

(iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.5(a)(ii), a majority of the Disinterested Directors (or, if there are no Disinterested Directors, the General Counsel of the Corporation or, if the General Counsel is or was a party to the Proceeding in respect of which indemnification is sought, the highest ranking officer of the Corporation who is not and was not a party to such Proceeding) shall select the Independent Counsel, but only an Independent Counsel to which the Potential Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Potential Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

(b) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article 4, if a Change in Control shall have occurred, the Potential Indemnitee shall be presumed to be entitled to indemnification under this Article 4 (with respect to actions or failures to act occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 5(a)(i)(b) of this Article 4, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4.5(a) of this Article 4 to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after the later of (x) receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and (y) the receipt by the Corporation of written notice of final disposition of the Proceeding for which indemnification is sought, the Potential Indemnitee shall be deemed to be, and shall be, entitled to indemnification. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Potential Indemnitee to indemnification or create a presumption that the Potential Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Potential Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(c) Remedies.  (i) In the event that a determination is made pursuant to Section 4.5(a) of this Article 4 that the Potential Indemnitee is not entitled to indemnification under this Article 4, (A) the Potential Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Potential Indemnitee’s sole option, in (x) an appropriate court of the state of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Potential Indemnitee is not entitled to indemnification under this Article 4 (with respect to actions or omissions occurring prior to such Change in Control).

(ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4.5(a) or (b) of this Article 4, that the Potential Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4.5(a) or (b) of this Article 4, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the Indemnitee such indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the state of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in Subclause (A) or (B) of this subsection (each, a “Disqualifying Event”); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

(iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4.5(c) that the procedures and presumptions of this Article 4 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article 4.

(iv) In the event that the Indemnitee or Potential Indemnitee, pursuant to this Section 4.5(c), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Article 4, such person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by such person in connection with such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that such person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such person in connection with such judicial adjudication or arbitration shall be prorated accordingly.

(d) Definitions.  For purposes of this Article 4:

(i) “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of Directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such acquisition; (B) the Corporation is a party to any merger or consolidation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation’s common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or liquidation or dissolution of the Corporation; (D) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (E) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new Director whose election or nomination for election by the stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

(ii) “Disinterested Director” means a Director who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee or Potential Indemnitee.

(iii) “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article 4. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee or Potential Indemnitees in an action to determine the Indemnitee’s or Potential Indemnitee’s rights under this Article 4.

4.6 Indemnification of Employees and Agents.  Notwithstanding any other provision of this Article 4, the Corporation, to the fullest extent permitted by applicable law as then in effect, may indemnify any person other than a Director or officer of the Corporation who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reasons of the fact that such person is or was an employee or agent of the Corporation or was or is serving, at the request of the Corporation, as a director, officer, employee, or agent of a Covered Entity against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee, fiduciary or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect. If made or advanced, such indemnification shall be made and such reasonable expenses shall be advanced pursuant to procedures to be established from time to time by the Board or its designee(s).

4.7 Severability.  If any of this Article 4 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides in regard to the limitation of liability of directors and officers as follows:

(b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

(7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under § 174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with § 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article SIXTH of The Hartford Financial Services Group, Inc.’s Amended and Restated Certificate of Incorporation provides in regard to the limitation of liability of directors and officers as follows:

To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, (d) for any transaction from which the director derived an improper personal benefit or (e) for any act or omission occurring prior to the effective date of this ARTICLE SIXTH. Any repeal or modification of this ARTICLE SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

We have policies in force and effect that insure our directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, individually or collectively, or as a result of any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

The underwriters or agents on whose behalf the agreements listed as Exhibits 1.01 through 1.06 to this registration statement will be executed will agree in those agreements to indemnify directors and officers of The Hartford Financial Services Group, Inc., and persons controlling The Hartford Financial Services Group, Inc., within the meaning of the Securities Act of 1933, as amended, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such underwriter or agent.

The Trusts

The Hartford Financial Services Group, Inc., as depositor under the respective trust agreements, has agreed to indemnify each trust’s trustee for, and to hold each such trustee harmless against, any loss, damage, claims, liability, penalty or expense incurred without negligence or bad faith on the part of any such trustee, arising out of or in connection with the acceptance or administration of the respective trust agreements, including the costs and expenses of any trustee of defending itself against any claim or liability in connection with the exercise and performance of any of its powers or duties under the respective trust agreements.

Item 16.	Exhibits

(a) Exhibits:

A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

(b) Financial Statement Schedules:

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere in the registration statement.

Item 17.	Undertakings

(a) Rule 415 Offering

Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Equity Offerings of Nonreporting Registrants

Each of the trusts hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d) SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) Rule 430A Offering

Each undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Qualification of Trust Indentures for Delayed Offerings

Each undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Hartford Financial Services Group, Inc. (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-142044 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 3rd day of June, 2008.

The Hartford Financial Services Group, Inc.

By:	/s/ Richard G. Costello
Name:  Richard G. Costello
Title:    Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ramani Ayer	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 3, 2008

* Thomas M. Marra	President, Chief Operating Officer and Director	June 3, 2008

* Lizabeth H. Zlatkus	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 3, 2008

* Beth A. Bombara	Senior Vice President and Controller (Principal Accounting Officer)	June 3, 2008

* Ramon de Oliveira	Director	June 3, 2008

* Trevor Fetter	Director	June 3, 2008

* Edward J. Kelly, III	Director	June 3, 2008

* Paul G. Kirk, Jr.	Director	June 3, 2008

* Gail J. McGovern	Director	June 3, 2008

* Michael G. Morris	Director	June 3, 2008

Signature	Title	Date

* Charles B. Strauss	Director	June 3, 2008

* H. Patrick Swygert	Director	June 3, 2008

*By: /s/ Richard G. Costello As Attorney-in-Fact

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, Hartford Capital IV (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-142044 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 3rd day of June, 2008.

Hartford Capital IV

By:	The Hartford Financial Services Group, Inc., as Depositor

By:	/s/ Richard G. Costello
Name:  Richard G. Costello
Title:    Vice President

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, Hartford Capital V (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-142044 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 3rd day of June, 2008.

Hartford Capital V

By:	The Hartford Financial Services Group, Inc., as Depositor

By:	/s/ Richard G. Costello
Name:  Richard G. Costello
Title:    Vice President

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, Hartford Capital VI (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-142044 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 3rd day of June, 2008.

Hartford Capital VI

By:	The Hartford Financial Services Group, Inc., as Depositor

By:	/s/ Richard G. Costello
Name:  Richard G. Costello
Title:    Vice President

EXHIBIT INDEX

Exhibit
No.	Description

4.33	Form of Junior Subordinated Indenture to be entered into between The Hartford and The Bank of New York Trust Company, N.A., as Trustee.*
4.34	Form of Global Security (Junior Subordinated Debt Security) (included in Exhibit 4.33).
5.05	Opinion of Debevoise & Plimpton LLP.*
12.01	Statement Re: Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.*
15.01	Deloitte & Touche LLP Letter of Awareness.*
23.04	Consent of Deloitte & Touche LLP.*
23.05	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.05).
24.02	Power of Attorney of Beth A. Bombara.*
24.03	Power of Attorney of Lizabeth H. Zlatkus.*
25.10	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A., as Trustee for the Junior Subordinated Indenture.*

*  Filed herewith.